FOR RELEASE May 9, 2011

Contact: ICR, LLC

Ashley De Simone

(646) 277-1227

Chindex International, Inc. Reports First Quarter 2011 Financial Results

Bethesda, Maryland – May 9, 2011 - Chindex International, Inc. (NASDAQ: CHDX), an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced financial results for the three month period ended March 31, 2011.

First Quarter 2011 Financial Highlights

•	Revenue from healthcare services increased 14% to $24.2 million from $21.2 million in the prior year period.

•	Loss from operations was $293,000.

•	Net loss was $1.2 million, or $0.08 per diluted share, compared to net income of $0.52 million, or $0.04 per diluted share, in the prior year period.

•	Adjusted EBITDA was $2.4 million. (See reconciliation table below.)

•	Development, pre-opening and start-up expense was $798,000 compared to $413,000 in the prior year period.

The Company is presenting Adjusted EBITDA beginning in the first quarter of 2011 to better illustrate ongoing operations. Adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, and also excludes development, pre-opening and start-up expenses related to new and pending hospitals and clinics, equity in loss of unconsolidated affiliate, non-recurring charges for Chindex Medical Limited (CML) joint venture formation and effect of change in corporate cost allocations. The Company anticipates recurring development, pre-opening and start-up expense and notes that such expense is a basic element of the long term growth plan. Management believes that providing an Adjusted EBIDTA analysis to investors is a helpful metric to better illustrate the Company’s operations, including development plans, and changes in presentation from historical periods. The Company uses Adjusted EBITDA for business planning and other purposes. Other companies may calculate Adjusted EBITDA differently, and therefore Chindex’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company’s business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of operating performance.

Roberta Lipson, President and CEO of Chindex, commented, “First quarter financial performance reflects revenue growth tempered by the holiday season and the timing of our BJU expansion, as well as non-recurring expense items and increases in corporate expenses related to the joint venture formation. While the Beijing expansion is progressing slower than anticipated due to construction and regulatory timing, we are optimistic that we’ll meet our phased opening plans through this year. We also anticipate steady inpatient and outpatient demand across our network.”

First Quarter 2011 Financial Results
First quarter 2011 revenue from healthcare services increased 14% to $24.2 million from $21.2 million in the prior year period, reflecting growing inpatient and outpatient volume across the United Family Healthcare network. Outpatient services contributed 62% of revenue and inpatient services contributed 38% of revenue in the first quarter of 2011. This compares to 60% and 40%, respectively, in the year ago period. By service line, surgical services contributed 17.8%, OB/GYN contributed 17.8%, pediatrics contributed 7.6%, ancillary services contributed 33.4% and other services contributed 23.4% of revenue. This additional revenue data is provided in the tables below.

Operating expenses for the three months ended March 31, 2011 increased to $24.5 million from $20.0 million in the prior year period. This reflects a higher than normal level of operating expense of approximately $400,000 due to certain non-recurring legal and professional expenses related primarily to the formation and start up operations of the CML joint venture. In addition, development, pre-opening and start up expenses rose to $798,000 compared to $413,000 in the prior year period primarily as a result of expenses related to the Company’s Beijing and Tianjin projects.

Operating expenses also included certain non-cash expenses including $1.2 million of non-cash stock compensation expense compared to $854,000 in the prior year and increased corporate cost allocations of approximately $325,000 due to the change in business organization when compared to the prior year.

Adjusted EBITDA in the first quarter of 2011 was approximately $2.4 million compared to $2.5 million in the prior year period.

Loss from operations was $293,000 compared to income from operations of $1.1 million in the prior year period.

The Company recorded a $787,000 provision for taxes in the quarter ended March 31, 2011 as compared to a provision for taxes of $791,000 in the prior year period. The provision for taxes this period reflects losses in entities for which the Company could not recognize a tax benefit.

Net loss for the quarter ended March 31, 2011 was $1.2 million, or $0.08 per diluted share. This compares to net income of $515,000 or $0.04 per diluted share, in the prior year period. For the quarter ended March 31, 2011, weighted average diluted shares outstanding were 16.1 million.

As of March 31, 2011, the Company had $81.0 million in cash and cash equivalents and investments.

Chindex Medical Limited
The Chindex Medical Limited joint venture (CML) between FosunPharma and Chindex International began operations on January 1, 2011. The strategic venture merged the former Medical Products division of Chindex International and select medical device companies of FosunPharma. FosunPharma owns 51% and Chindex owns 49% of the CML joint venture. Beginning this quarter, Chindex has deconsolidated CML’s operating results and recognizes its 49% interest in CML’s net income using the equity method of accounting.

Accordingly, in the first quarter of 2011, other expenses include a $147,000 loss for Chindex’s 49% share of the net loss of CML for the quarter. On a stand-alone basis, the CML joint venture had a net loss of $37,000 for the quarter, which included a stock-based compensation expense charge of $279,000. In recognizing its 49% interest in the net income of CML for the quarter, Chindex also included additional expenses for amortization of certain fair value adjustments made in connection with the formation of the joint venture. CML results in the first quarter of 2011 reflected the weakest budgeted quarter for the joint venture. The Company expects improved results in future quarters which are anticipated to offset the stock-based compensation expense and recurring amortization charges.

The deconsolidation of CML’s financial results include the following impacts on the Company’s presentation of results:

•	Cost of goods sold, which previously reflected the Medical Products division costs, are no longer broken out on the income statement;

•	Depreciation and amortization expenses, previously consolidated within healthcare services costs, will now be presented as a separate operating expense item to provide greater clarity into the Company’s hospital and clinic assets; and

•	General and administrative expenses, which previously included corporate expense and was allocated between both Healthcare Services and Medical Products divisions, is now included in other operating expenses and allocated to the Company’s one division, Healthcare Services.

Conference Call
Management will host a conference call at 8:00 am ET on May 10, 2011, to discuss financial results. To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until May 17, 2011, by dialing (U.S. domestic) 1-800-642-1687 or (international) 1-706-645-9291, passcode 65853259. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.
Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.

Safe Harbor Statement
Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our Transition Report on Form 10-K for the nine months ended December 31, 2010, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

Financial Summary Attached

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except share and per share data)

	Three months ended March 31,
	2011	2010
Revenue
Healthcare services revenue	$24,185	$21,168
Product sales	-	20,088

Total revenue	24,185	41,256

Operating expenses
Healthcare services:
Salaries, wages and benefits	14,755	12,378
Other operating expenses	4,319	3,298
Supplies and purchased medical services	2,635	2,120
Bad debt expense	432	339
Depreciation and amortization	1,137	880
Lease and rental expense	1,200	976

	24,478	19,991

Products:
Product sales costs	-	14,553
Product selling and other operating expenses	-	5,579

	-	20,132

Total operating expenses	24,478	40,123

(Loss) income from operations	(293)	1,133

Other (expenses) and income
Interest income	142	137
Interest expense	(103)	(199)
Equity in loss of unconsolidated affiliate	(147)	—
Miscellaneous (expense) income — net	(42)	235

(Loss) income before income taxes	(443)	1,306
Provision for income taxes	(787)	(791)

Net (loss) income	$(1,230)	$515

Net (loss) income per common share — basic	$(.08)	$.04

Weighted average shares outstanding — basic	16,075,847	14,721,901

Net (loss) income per common share — diluted	$(.08)	$.04

Weighted average shares outstanding — diluted	16,075,847	16,188,973

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands except share data)

	March 31, 2011
	(unaudited)	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$42,600	$32,007
Restricted cash	300	300
Investments	37,074	37,631
Accounts receivable, less allowance for doubtful accounts of $7,253 and $6,748, respectively	11,019	11,601
Receivables from affiliates	1,270	9.330
Inventories, net	1,432	1,413
Deferred income taxes	3,574	3,242
Other current assets	2,785	3,856

Total current assets	100,054	99,380
Restricted cash and sinking funds	990	980
Investments	1,329	2,439
Investment in unconsolidated affiliate	32,107	31,756
Property and equipment, net	38,437	37,099
Noncurrent deferred income taxes	160	108
Other assets	2,449	2,411

Total assets	$175,526	$174,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,710	$4,038
Payable to affiliates	1,181	—
Accrued expenses	9,343	8,541
Other current liabilities	3,521	3,874
Income taxes payable	1,890	2,147

Total current liabilities	18,645	18,600
Long-term debtand convertible debentures	23,231	23,070
Long-term deferred tax liability	431	431

Total liabilities	42,307	42,101

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 15,323,041 and 15,310,426 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	153	153
Class B stock – 1,162,500 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	12	12
Additional paid-in capital	117,268	115,815
Accumulated other comprehensive income	5,726	4,802
Retained earnings	10,060	11,290

Total stockholders’ equity	133,219	132,072

Total liabilities and stockholders’ equity	$175,526	$174,173

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended March 31,
	2011	2010
OPERATING ACTIVITIES
Net (loss) income	$(1,230)	$515
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,137	980
Provision for demonstration inventory	—	137
Inventory write down	(1)	83
Provision for doubtful accounts	432	495
Loss on disposal of property and equipment	49	20
Equity in loss of unconsolidated affiliate	147	—
Deferred income taxes	(354)	548
Stock based compensation	1,202	854
Foreign exchange (gain) loss	(19)	825
Amortization of debt issuance costs	2	2
Amortization of debt discount	63	62
Non-cash charge for change in fair value of warrants	—	(224)
Changes in operating assets and liabilities:
Restricted cash	—	(340)
Accounts receivable	264	6,476
Accounts receivable from affiliates	8,060	—
Inventories	(3)	(1,188)
Other current assets and other assets	1,070	431
Accounts payable, accrued expenses, other current liabilities and deferred revenue	5,001	(131)
Accounts payable to affiliates	1,181	—
Income taxes payable	(278)	(721)

Net cash provided by operating activities	16,723	8,824
INVESTING ACTIVITIES
Purchases of short-term investments and CDs	(20,265)	—
Proceeds from redemption of CDs	21,987	20,800
Purchases of property and equipment	(8,064)	(3,243)

Net cash (used in) provided by investing activities	(6,342)	17,557
FINANCING ACTIVITIES
Proceeds from debt, vendor financing and convertible debentures	—	(83)
Repayment of debt, sinking fund deposits and vendor financing	—	(212)
Repurchase of restricted stock for income tax withholding	—	(1)
Proceeds from exercise of stock options and warrants	114	90

Net cash provided by (used in) financing activities	114	(206)
Effect of foreign exchange rate changes on cash and cash equivalents	98	719

Net increase in cash and cash equivalents	10,593	26,894
Cash and cash equivalents at beginning of period	32,007	20,293

Cash and cash equivalents at end of period	$42,600	$47,187

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$641
Cash paid for taxes	$1,418	$4,770
Non-cash investing and financing activities consist of the following:
Property and equipment additions included in accounts payable	$5,921	$532
Cashless exercise of warrants at fair value	$—	$800
Exercise of warrants at fair value	$—	$(201)

The table below reconciles our consolidated net income to Adjusted EBITDA (in thousands).

	Three Months Ended March 31,
	2011	2010
Consolidated net income (loss)	$(1,230)	$515

Adjustments:
Depreciation and amortization	1,137	880
Provision for income taxes	787	791
Interest expense	103	199
Interest and other incomes/expense, net	(100)	(372)
Development, pre-opening and start-up expense	798	413
Equity in earnings (loss) of unconsolidated affiliate	147	—
Non-recurring charges for CML JV formation	400	—
Effect of change in corporate cost allocations	325	—

	3,597	1,911

Adjustments to exclude Medical Products Division:
Medical Products revenue	—	(20,088)
Medical Products cost of products sold	—	14,553
Medical Products selling and operating expenses	—	5,579

	—	44

Adjusted EBITDA	$2,367	$2,470

	Three Months Ended March 31,
	2011	2010
Inpatient/Outpatient revenue percentages
Inpatient services as percent of net revenue	38%	40%
Outpatient services as percent of net revenue	62%	60%

	100%	100%

	Three Months Ended March 31,

	2011	2010

Net revenue by service line:
Surgical services	17.8%	17.7%
OB/GYN	17.8%	19.7%
Pediatrics	7.6%	8.8%
Ancillary services
Laboratory	10.4%	10.5%
Radiology	11.3%	12.1%
Pharmacy	11.7%	11.8%
All other services	23.4%	19.4%

	100%	100%